                                SUBSIDIARY LIST

1. AEG Finance Corp, a Delaware corporation, wholly-owned by Maytag Aircraft Corporation

2. Mercury Environmental and Scientific Services, Inc., a California corporation, wholly- owned by Mercury Air Group, Inc.

3. Maytag Aircraft Corporation, a Colorado corporation, wholly-owned by Mercury Air Group, Inc.

4. Mercury Air Cargo, Inc., a California corporation, wholly-owned by Mercury Air Group, Inc.

5. Hermes Aviation, Inc., a California corporation, wholly-owned by Mercury Air Cargo, Inc.

6. Pegasus de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

7. Excel Cargo, Inc., a California corporation, wholly-owned by Mercury Air Group, Inc.

8.       Floracool, Inc., a Florida corporation, wholly-owned by Mercury Air
Cargo, Inc.

9. Vulcan Aviation, Inc., a California corporation, wholly-owned by Mercury Air Cargo, Inc.

10. Maytag Aircraft Corporation, a Cayman corporation, wholly-owned by Maytag Aircraft Corporation.

11. Wofford Flying Service, a California corporation, wholly-owned by Mercury Air Group, Inc.


                                  Exhibit 22.1